Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

Cypress Reports First-Quarter 2009 Results

•	Q1 revenue exceeded guidance and Street consensus

•	Q2 revenue guidance significantly above Street consensus

•	Solid balance sheet: cash and investments $258 million, debt $29 million

•	Next-generation PSoC®3 sampling globally

•	Strong TrueTouch™ design penetration in touchscreen market at Tier 1 handset customers

SAN JOSE, Calif., April 16, 2009 — Cypress Semiconductor Corp. (NYSE: CY) today announced that revenue for the 2009 first quarter was $139.3 million, down 15.6% from $165.1 million for the prior quarter, and down 17.3% from $168.4 million for the year-ago period (excluding SunPower). Revenue exceeded the high end of our guidance due to better than expected results across all divisions and channels as the quarter progressed.

Cypress recorded a GAAP net loss of $90.7 million in the 2009 first quarter, or a diluted net loss per share of $0.67. This compares with last quarter’s diluted net loss per share of $2.88. GAAP diluted loss per share in the year-ago quarter was $0.15.

Non-GAAP1 net loss for the 2009 first quarter—earnings that exclude stock-based compensation, acquisition-related charges, and other special charges and credits—totaled $29.5 million, or a diluted net loss per share of $0.22. That compares with a non-GAAP1 diluted net loss per share of $0.08 for the prior quarter and non-GAAP1 earnings per share of $0.01 for the year-ago quarter (excluding SunPower).

Cypress President and CEO T.J. Rodgers said, “The first quarter remained challenging for us; our revenue fell 15.6% sequentially. However, we exceeded the upper end of our guidance and Street expectations due to better-than-expected revenue in all divisions. The SRAM group even grew sequentially, despite the downturn. Furthermore, we expect to continue to increase our SRAM market share moving forward. Revenue from proprietary products such as PSoC®, West Bridge®, and TrueTouch exceeded our initial expectations going into the quarter.

“Cypress’s gross margin fell short of our guidance as we proactively decreased inventory and drove factory utilization to an all-time low of 34%. We expect gross margin to increase significantly over the next two quarters as we ramp production to meet increased demand and continue to reduce costs. Pricing continues to be fairly stable. Our corporate average selling price (ASP) increased 10.9% sequentially to our highest level since Q304.

“Our semiconductor book-to-bill ended the first quarter at 1.12, with all divisions above unity. Ordering patterns began to stabilize in early Q1 and we entered the second quarter 62% booked. Customers are beginning to place backlog orders and to restock depleted inventory levels.

“The economy obviously remains unsettled. Nonetheless, we believe that Q1 was the bottom of the trough for revenue and gross margins. As the economy recovers, we expect to grow faster than the overall semiconductor market with strong earnings growth and cash flow leverage.”

BUSINESS REVIEW

+ Non-GAAP1 consolidated gross margin for the first quarter was 34.6%, down 7.9 percentage points from the previous quarter due mainly to record low utilization levels and inventory reserves.

+ Net inventory decreased by 17.8% sequentially as the company aggressively reduced inventory to meet current demand requirements. Distributor inventory declined by 15% sequentially.

+ Cypress’s operating expenses were $77 million, down $12 million from the year-ago quarter as a result of a year-long cost-reduction program.

Additional first-quarter data and comparisons relevant to Cypress’s business units are presented below:

BUSINESS UNIT SUMMARY FINANCIALS (UNAUDITED)

THREE MONTHS ENDED

March 29, 2009

	CCD[2]	DCD[2]	MID[2]	Other	Consolidated
REVENUE ($M)	52.0	20.4	66.0	0.9	139.3
Percentage of total revenues	37.3%	14.6%	47.4%	0.7%	100.0%
GROSS MARGIN (%)
On a GAAP basis	32.6%	42.3%	14.8%	(155.7%)	24.4%
On a non-GAAP[1] basis	42.9%	52.5%	25.0%	(144.8%)	34.7%

THREE MONTHS ENDED

December 28, 2008

	CCD[2]	DCD[2]	MID[2]	Other	Consolidated
REVENUE ($M)	69.7	29.5	64.8	1.1	165.1
Percentage of total revenues	42.3%	17.8%	39.2%	0.7%	100.0%
GROSS MARGIN (%)
On a GAAP basis	35.4%	62.3%	28.0%	(58.3%)	36.7%
On a non-GAAP[1] basis	42.6%	65.9%	33.7%	(54.6%)	42.7%

1.	Refer to “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.

2.	CCD—Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.

FIRST-QUARTER 2009 HIGHLIGHTS

+ Programmable and proprietary products accounted for 78% of Cypress’s revenue in the first quarter.

+ Cypress shipped its 500 millionth PSoC® programmable system-on-chip device during the first quarter. The company has shipped PSoC revenue to nearly 9,000 PSoC customers to date. PSoC ranks among the fastest-ever product ramps in the embedded systems market. According to the research firm iSuppli, Cypress advanced from a No. 41 position in the 8-bit microcontroller market in 2003-2004 to No. 11 in 2007-2008, a fact we put on the cover of our 2008 Annual Report, which can be downloaded at www.cypress.com/go/annualreport.

+ Cypress began sampling its PSoC®3 device globally. PSoC3 dramatically improves upon the performance of PSoC1. It features a 67 MHz 8051 microcontroller that is 10 times more powerful than PSoC1, with 10 times more programmable logic, and precision analog that is more than 20 times faster and more accurate. It also increases Cypress’s addressed market from $1.5 billion to $4.7 billion.

+ Cypress introduced the PowerPSoC® family of embedded power controllers—the industry’s first fully integrated single-chip solution for controlling and driving high-power LEDs and other power applications such as small motors. LED lighting is forecast to grow at a compound annual rate of better than 90% over the next five years, according to the analyst firm Darnell Group. PowerPSoC adds to the powerful PSoC architecture special analog circuitry to control our four 32-volt, one-ampere integrated power transistors.

+ Cypress announced that its TrueTouch solution drives the touchscreen interfaces in three new mobile phones: Sharp Communication Systems Group’s Softbank Mobile 931SH phone, LG Electronics’ KS360 mobile handset, and Fujitsu Limited’s Docomo Prime Series F-01A phone. Powered by PSoC, TrueTouch provides a fully integrated touchscreen solution with a state-of-the-art visual capability that allows dozens of gestures to be programmed in software.

+ Samsung Electronics Co. also selected the TrueTouch touchscreen solution for its award-winning P3 portable media player. Leveraging the TrueTouch solution’s flexible, PSoC-based architecture, the player enables users to control the system using a variety of customized gestures.

+ Cypress introduced the Turbo-MTP™ module for its West Bridge peripheral controllers that dramatically accelerates the transfer of multimedia files from PCs to cell phones and other handheld devices. The solution enables users to download a feature-length movie in less than a minute—10 times faster than conventional MTP implementations. Also, during download, the cell phone remains on line to receive emails, make phone calls, and to act as a tethered wireless modem.

+ Cypress’s CyFi™ low-power RF solution was named one of EDN magazine’s Hot 100 products of 2008. The PSoC-based CyFi solution enables a user to hook up a custom sensor network to a PC in less than one hour, as demonstrated by CEO T.J. Rodgers in a video posted at www.cypress.com/go/video.

+ Cypress’s intelligent lighting solutions now support the XLamp® LEDs by Cree, one of the top LED producers worldwide. The device specifications and temperature characteristics of this product family are built into Cypress’s PSoC Designer™ visual embedded design software, enabling users to create complex lighting systems onscreen in drag-and-drop fashion, without writing custom computer code.

+ Cypress Envirosystems—a Cypress internal startup company—was named a “Startup of the Year” finalist in EE Times magazine’s Annual Creativity in Electronics (ACE) awards competition, recognizing excellence in business or technology development. Cypress Envirosystems’ electronic control and monitoring solutions save energy with a payback of one year or less, still attractive even in tough economic times.

+ Two Cypress products received awards from the EN-Genius Network, a leading electronics design publication. EN-Genius named Cypress’s West Bridge Astoria™ peripheral controller “Embedded Connectivity Product of the Year.” The publication also named Cypress subsidiary Cypress Envirosystems’ suite of wireless control and monitoring solutions “Most Cost-Effective Energy Conservation Product of the Year.”

+ Cypress sampled the industry’s first 65-nm synchronous SRAM devices, which store data at rates up to 40 gigabits per second and sell for as much as $100. The devices are used in routers, buffers, switches and basestations to improve network performance.

+ Dana Nazarian was named executive vice president of the Memory and Imaging Division. Nazarian, a 21-year Cypress veteran, was previously vice president of Cypress’s synchronous SRAM business unit. Nazarian replaces Ahmad Chatila who left Cypress to become the CEO of MEMC Electronic Materials Inc. We wish him well in his new endeavors.

+ Cypress will host its Annual Stockholder Meeting on Friday May 22 at 10:00 a.m. at the company’s headquarters in San Jose, Calif.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its CyFi low-power RF solution, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets, including consumer, computation, data communications, automotive and industrial. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the second quarter of 2009 and the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, our Q209 revenue, the strength and growth of our proprietary and programmable products, especially PSoC3 and PSoC5, our ability to increase our SRAM market share, our TrueTouch and high profile design win penetration, our gross margins, customer backlog orders & restocking inventory, visibility in the markets we serve, the growth of lighting applications, and our ability to outgrow the market in revenue once the economy recovers. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. This press release sets forth our preliminary and unaudited financial results for our first fiscal quarter. Our actual results may differ materially due a variety of uncertainties and risk factors, including but not limited to business conditions and growth trends in the semiconductor market, seasonality in the markets we serve, the impact of the current economy on our operating results, the stability of the ordering patterns of our customers, the accuracy of the revenue reporting by our distributors, our ability to successfully complete the implementation of our new Oracle order management or ERP system, the demand and growth in the markets we serve, customer acceptance of our portfolio of products, our ability to achieve lower operating expenses and to maintain a solid balance sheet, strong earnings and cash flow, the actions of our competitors, our ability to develop and roll out new products, our factory utilization, whether our products perform as expected, whether the demand for our PSoC3 and PSoC5 products is fully realized, customer acceptance of Cypress and its subsidiaries’ products as evidenced by design wins, whether the expected growth in the markets we serve materializes, our ability to maintain and improve our gross margins and realize our bookings, the financial performance of our subsidiaries, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, PSoC, PowerPSoC, and West Bridge are registered trademarks of Cypress Semiconductor Corporation. TrueTouch, CyFi, Turbo-MTP, Programmable System-on-Chip, CapSense, and EZ-USB FX2LP are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 29, 2009	December 28, 2008
ASSETS
Cash, cash equivalents and short-term investments (a)	$223,742	$237,792
Accounts receivable, net	72,102	91,943
Inventories, net (b)	100,217	121,889
Property, plant and equipment, net	285,676	296,789
Goodwill and other intangible assets	49,498	50,514
Other assets	131,931	136,718

Total assets	$863,166	$935,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$38,866	$42,570
Deferred income	64,125	82,465
Convertible debt	27,999	27,999
Income tax liabilities	28,177	26,799
Other accrued liabilities	98,835	111,447

Total liabilities	258,002	291,280
Stockholders’ equity	605,164	644,365

Total liabilities and stockholders’ equity	$863,166	$935,645

(a)	Cash, cash equivalents and short-term investments do not include $34 million and $35 million of auction rate securities, which are classified as long-term investments in “Other assets” as of March 29, 2009 and December 28, 2008, respectively.

(b)	Net inventories included approximately $18 million and $20 million as of March 29, 2009 and December 28, 2008, respectively related to the last-time-build program for Cypress’s Texas manufacturing facility, which ceased operations at the end of fiscal 2008.

In addition, inventories include $8 million and $11 million of capitalized inventories related to SFAS No. 123 ( R ) as of March 29, 2009 and December 28, 2008, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 29, 2009	December 28, 2008	March 30, 2008
Revenues	$139,309	$165,073	$168,382
Cost of revenues	105,294	104,511	88,233

Gross margin (a)	34,015	60,562	80,149
Operating expenses (credits):
Research and development (a)	50,146	49,585	44,150
Selling, general and administrative (a)	60,715	50,803	57,169
Amortization of acquisition-related intangibles	1,319	1,550	1,659
Impairment of goodwill	—	351,257	—
Restructuring charges	8,415	9,401	2,412

Total operating expenses, net	120,595	462,596	105,390

Operating income (loss)	(86,580)	(402,034)	(25,241)
Interest and other income (expense), net (b)	(1,706)	(14,729)	(2,558)

Income (loss) from continuing operations before income taxes and minority interest	(88,286)	(416,763)	(27,799)
Income tax benefit (provision)	(2,625)	2,416	(2,250)
Minority interest	207	125	—

Income (loss) from continuing operations	(90,704)	(414,222)	(30,049)
Income (loss) from discontinued operations, net of taxes and minority interest	—	(809)	6,451

Net income (loss)	$(90,704)	$(415,031)	$(23,598)

Basic net income (loss) per share:
Continuing operations	$(0.67)	$(2.87)	$(0.19)
Discontinued operations	—	(0.01)	0.04

Basic net income (loss) per share	$(0.67)	$(2.88)	$(0.15)

Diluted net income (loss) per share:
Continuing operations	$(0.67)	$(2.87)	$(0.19)
Discontinued operations	—	(0.01)	0.04

Diluted net income (loss) per share	$(0.67)	$(2.88)	$(0.15)

Shares used in per-share calculation:
Basic	134,757	144,212	154,960
Diluted	134,757	144,212	154,960

(a) Includes the following credit (expense) related to Cypress’s deferred compensation plan:

Gross margin	$62	$562	$943
Research and development	$95	$1,753	$1,085
Selling, general and administrative	$492	$4,064	$829
Interest and other income (expense), net	$(674)	$(5,935)	$(2,536)

(b)	As adjusted due to the implementation of FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands)

(Unaudited)

	Three Months Ended March 29, 2009
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$16,960	$8,626	$9,759	$(1,330)	$34,015
Stock-based compensation expense	5,332	2,091	6,767	88	14,278
Changes in value of deferred compensation plan	—	—	—	5	5

Non-GAAP gross margin	$22,292	$10,717	$16,526	$(1,237)	$48,298

	Three Months Ended December 28, 2008
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$24,683	$18,388	$18,112	$(621)	$60,562
Stock-based compensation expense	2,539	1,075	2,360	39	6,013
Write down of final build inventory	2,475	—	—	—	2,475
Other acquisition-related expense	12	—	1,385	1	1,398

Non-GAAP gross margin	$29,709	$19,463	$21,857	$(581)	$70,448

	Three Months Ended March 30, 2008
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$29,550	$19,452	$30,789	$358	$80,149
Stock-based compensation expense	1,352	609	1,603	53	3,617
Impairment of assets	648	292	769	25	1,734
Other acquisition-related expense	1	—	—	—	1
Changes in value of deferred compensation plan	—	—	—	(158)	(158)

Non-GAAP gross margin	$31,551	$20,353	$33,161	$278	$85,343

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(b)	CCD - Consumer and Computation Division; DCD - Data Communications Division; MID - Memory and Imaging Division.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 29, 2009	December 28, 2008	March 30, 2008
GAAP research and development expenses	$50,146	$49,585	$44,150
Stock-based compensation expense	(12,612)	(13,018)	(4,911)
Other acquisition-related expense	(27)	(1,442)	(78)
Changes in value of deferred compensation plan	(7)	433	182

Non-GAAP research and development expenses	$37,500	$35,558	$39,343

GAAP selling, general and administrative expenses	$60,715	$50,803	$57,169
Stock-based compensation expense	(21,355)	(10,340)	(7,662)
Other acquisition-related expense	(34)	70	(48)
Changes in value of deferred compensation plan	(36)	31	141
Release of allowance for uncollectible employee loans	—	(413)	88

Non-GAAP selling, general and administrative expenses	$39,290	$40,151	$49,688

GAAP operating income (loss)	$(86,580)	$(402,034)	$(25,241)
Stock-based compensation expense	48,245	29,371	16,190
Acquisition-related expense:
Impairment of goodwill	—	351,257	—
Amortization of acquisition-related intangibles	1,319	1,550	1,659
Other acquisition-related expense	59	2,770	127
Write down of final build inventory	—	2,475	—
Impairment of assets	—	—	1,734
Changes in value of deferred compensation plan	48	(464)	(481)
Release of allowance for uncollectible employee loans	—	413	(88)
Restructuring charges	8,415	9,401	2,412

Non-GAAP operating income (loss)	$(28,494)	$(5,261)	$(3,688)

GAAP net income (loss)	$(90,704)	$(415,031)	$(23,598)
Stock-based compensation expense	48,245	29,371	16,190
Acquisition-related expense:
Impairment of goodwill	—	351,257	—
Amortization of acquisition-related intangibles	1,319	1,550	1,659
Other acquisition-related expense	59	2,770	127
Write down of final build inventory	—	2,475	—
Impairment of assets	—	—	1,734
Changes in value of deferred compensation plan	48	(464)	(481)
Release of allowance for uncollectible employee loans	—	413	(88)
Restructuring charges	8,415	9,401	2,412
Debt extinguishment loss	—	—	—
Investment-related gains/losses	1,411	7,760	—
Impact of FSP APB 14-1	—	1,773	8,032
Tax effects	1,734	(3,201)	2,067
(Income) loss from discontinued operations	—	809	(6,451)

Non-GAAP net income (loss)	$(29,473)	$(11,117)	$1,603

GAAP net income (loss) per share - diluted	$(0.67)	$(2.88)	$(0.15)
Stock-based compensation expense	0.36	0.20	0.10
Acquisition-related expense:
Impairment of goodwill	—	2.44	—
Amortization of acquisition-related intangibles	0.01	0.01	0.01
Other acquisition-related expense	—	0.02	—
Write down of final build inventory	—	0.02	—
Impairment of assets	—	—	0.01
Restructuring charges	0.06	0.06	0.02
Investment-related gains/losses	0.01	0.05	—
Impact of FSP APB 14-1	—	0.01	0.05
Tax effects	0.01	(0.02)	0.01
Non-GAAP share count adjustment	—	—	—
(Income) loss from discontinued operations	—	0.01	(0.04)

Non-GAAP net income (loss) per share - diluted	$(0.22)	$(0.08)	$0.01

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 29, 2009		December 28, 2008		March 30, 2008
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) from continuing operations	$(90,704)	$(29,473)	$(414,222)	$(11,117)	$(30,049)	$1,603
Adjustments:
Interest and other costs related to convertible debt	—	—	—	—	—	—

Income (loss) from continuing operations for diluted computation	(90,704)	(29,473)	(414,222)	(11,117)	(30,049)	1,603
Income (loss) from discontinued operations	—	—	(809)	—	6,451	—

Net income (loss) for diluted computation	$(90,704)	$(29,473)	$(415,031)	$(11,117)	$(23,598)	$1,603

Weighted-average common shares outstanding	134,757	134,757	144,212	144,212	154,960	154,960
Effect of dilutive securities:
Convertible debt	—	—	—	—	—	—
Warrants	—	—	—	—	—	—
Stock options, unvested restricted stock and other	—	—	—	—	—	9,608

Weighted-average common shares outstanding for diluted computation	134,757	134,757	144,212	144,212	154,960	164,568

Net income (loss) per share - diluted:
Continuing operations	$(0.67)	$(0.22)	$(2.87)	$(0.08)	$(0.19)	$0.01
Discontinued operations	—	—	(0.01)	—	0.04	—

Net income (loss) per share - diluted	$(0.67)	$(0.22)	$(2.88)	$(0.08)	$(0.15)	$0.01

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA FOR CONTINUING OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2009	December 28, 2008	March 30, 2008
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$(15,804)	$49,456	$10,174
Net cash provided by (used in) investing activities	$15,220	$42,639	$61,673
Net cash provided by (used in) financing activities	$6,225	$(138,112)	$(275,293)
Other Supplemental Data (Preliminary):
Capital expenditures	$6,548	$8,082	$9,807
Depreciation	$13,580	$14,728	$17,984

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) impairment of goodwill, (2) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (3) a settlement loss resulted from the cancellation of a licensing agreement with Simtek following the acquisition, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Impairment of assets.

Cypress wrote off the net book values of certain manufacturing equipment in the first quarter of fiscal 2008. Cypress excluded this item because the non-cash expense was not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such non-cash expense.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investment in Cypress’s common stock under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Release of allowance for uncollectible employee loans.

The allowance for uncollectible employee loans is related to outstanding employee loans under Cypress’s stock purchase assistance plan. Management releases a portion of the allowance based on a review of the status of the outstanding loans. Management excludes this non-cash benefit from the non-GAAP measures because it does not relate to Cypress’s core business or impact its operating performance. Adjustment of this item allows investors to better compare Cypress’s period-over-period operating results.

•	Inventory reserve for last time build inventory.

In connection with the exit of the Texas facility, Cypress completed a last time build of a substantial volume of inventory for certain products that were manufactured at this facility. During the fourth quarter of 2008, Cypress determined a demand reserve against this inventory was needed due to the continuing deteriorating economic conditions. This item is excluded from non-GAAP financial measures because such expense has not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) gain on sale of SunPower common stock, (2) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (3) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Impact of FSP APB 14-1

During the first quarter of fiscal 2009we adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion,” which specified that Cypress that Cypress should separately account for the liability and equity components of the instruments. The adoption required the retrospective application of the FSP and we recorded additional non-cash interest expense. These costs are excluded from the non-GAAP financial measures because such non-cash expenses have not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition, management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•	Related tax effect.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above.

•	Income (loss) from discontinued operations.

Cypress completed the spin-off of SunPower in the fourth quarter of fiscal 2008 and restated the financial statements to present SunPower as discontinued operations for all periods. Management no longer evaluates SunPower’s results and therefore believes that it is appropriate to exclude SunPower from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over period operating results on a stand-alone basis.